CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              HEALTH RESEARCH, LTD.

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
NOV 15 1999
NO. C15830-96
DEAN HELLER
SECRETARY OF STATE


         The undersigned, being the President and the Secretary, respectively, of Health Research, Ltd., a Nevada Corporation, hereby certify that, by majority vote of the Board of Directors and Shareholders at a meeting held on November 8, 1999, a resolution was voted and adopted to amend the original Articles of Incorporation as follows:

         The undersigned further certify that ARTICLE ONE of the original Articles of Incorporation filed on the 26th day of July 1996, herein is amended to include as follows:

1.       NAME OF CORPORATION: TRANSAMERICAN HOLDINGS, INC.

         The undersigned hereby certify that they have, on this 8th day of November 1999, executed this Certificate amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.


                                   /s/  FRED TANNOUS
                                        -----------------------
                                        Fred Tannous, President



                                   /s/  ERIC T. MANLUNAS
                                        ------------------------
                                        Eric T. Manlunas, Secretary